SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                        ------------

                         FORM 8-K/A

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                        ------------

                        April 4, 2002
      Date of Report (Date of Earliest Event Reported)

                        PRIMEDIA INC.
     (Exact Name of Registrant as Specified in Charter)

         DELAWARE                      1-11106                 13-3647573
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
 Incorporation or Organization)                             Identification No.)

        745 Fifth Avenue
       New York, New York                                         10151
  (Address of Principal Executive Office)                       (Zip Code)

                      (212) 745-0100
  (Registrant's Telephone Number, Including Area Code)

                      NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.        OTHER EVENTS

               On December 19, 2001, the Board of Directors of PRIMEDIA,
Inc. ("the Company") authorized the exchange of up to $100 million of the outstanding shares of Exchangeable Preferred Stock of the Company, for shares of the Company's common stock.

               Through April 3, 2002, the Company has exchanged an aggregate of 206,672 shares of the Company's $9.20 Series F Exchangeable Preferred Stock, 145,133 shares of the Company's $10 Series D Exchangeable Preferred Stock, and 268,859 shares of the Company's $8.625 Series H Exchangeable Preferred Stock in exchange for a total of 11,758,797 shares of common stock of the Company, in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended.

               The face amount of preferred stock of the Company exchanged is $62,066,400. The Company issued 11,758,796 shares of common stock at a blended average cost of $3.22 per share. The retirement of the preferred stock will save the company $5,671,621 on an annualized basis in dividend payments.

               Further exchanges under the authorized program may be effected in either the open market or in privately negotiated transactions, and will depend on market conditions and other relevant factors which the Company may take into consideration.


ITEM 7.        EXHIBITS

               None.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRIMEDIA INC.


                                       By:  /s/ Beverly C. Chell
                                            -----------------------------------
                                            Name:  Beverly C. Chell
                                            Title: Vice Chairman and Secretary

April 8, 2002


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